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                                                                   EXHIBIT 99.2


                            [PARKER & PARSLEY LOGO]


Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders of Parker & Parsley Petroleum Company on August 7, 1997. At this meeting, stockholders will be asked to approve certain matters relating to the proposed merger with MESA Inc. announced April 6, 1997.


         The meeting will begin at 2:00 p.m. at the Wyndham Anatole Hotel, Peacock Room, 2001 Stemmons Freeway, Dallas, Texas. For your convenience, we are including a map on the reverse side of this letter that will be useful in planning your activities should you decide to attend the meeting.


         After reviewing the enclosed material, please take a moment to sign, date and mark your vote on the proxy card below and return it in the enclosed postage-paid envelope. While management is recommending a vote "FOR" each of the issues outlined below and would appreciate your support, we urge your careful review of the enclosed material so that you can make your own determination on how to vote. We believe all stockholders should have a voice in the Company's direction, so we ask that you return the proxy card whether or not you plan to attend the special meeting.

         If you have any questions or require additional information with respect to the proposed merger, please contact Parker & Parsley's information agent, D.F. King & Co., Inc. at 1-800-769-5414.

         I look forward to seeing you on August 7th.


                                        Scott D. Sheffield
                                        Chairman of the Board and
                                        Chief Executive Officer

FOLD AND TEAR HERE            FOLD AND TEAR HERE             FOLD AND TEAR HERE
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PROXY                                                                     PROXY

                       PARKER & PARSLEY PETROLEUM COMPANY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 7, 1997

The undersigned stockholder hereby appoints Scott D. Sheffield, Mark L. Withrow and Lon C. Kile, jointly and severally, as proxies, with full power of substitution, to vote, as specified below, all shares of Common Stock, par value $0.01 per share ("Common Stock") of Parker & Parsley Petroleum Company (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Wyndham Anatole Hotel, Peacock Room, 2001 Stemmons Freeway, Dallas, Texas, at 2:00 p.m. on August 7, 1997, or any adjournment or postponement thereof (the "Special Meeting"), and directs said proxies to vote as instructed on the matters set forth below AND OTHERWISE AT THEIR DISCRETION. Receipt of a copy of the Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus is hereby acknowledged. This proxy revokes all prior proxies given by the undersigned with respect to the Common Stock.

                                        Please sign EXACTLY as name(s) appears
                                        hereon, and in signing as Attorney,
                                        Administrator, Guardian, Trustee or
                                        Corporate Officer, please add your title as such.

                                        Signature
                                                  -----------------------------

                                        Title
                                              ---------------------------------

                                                Date                       1997
                                                    -----------------------


                     USE THIS CARD ONLY TO VOTE SHARES OF
                PARKER & PARSLEY PETROLEUM COMPANY COMMON STOCK


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                                MEETING LOCATION                 [REVERSE SIDE]
                                 DALLAS, TEXAS








                                     [Map]






















     The Special Meeting will be held in the Peacock Room of the Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas. Parking is conveniently located at the entrances in front of the hotel.



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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, PROPOSAL 2 AND
PROPOSAL 3 SET FORTH BELOW.

Proposal 1.   Approve and adopt the Agreement and Plan of Merger among the
              Company, MESA Inc., Mesa Operating Co. and Pioneer Natural
              Resources Company.

     |_| FOR                      |_| AGAINST                      |_| ABSTAIN


Proposal 2.   Approve the adoption of  the Pioneer Long-Term Incentive Plan.

     |_| FOR                      |_| AGAINST                      |_| ABSTAIN


Proposal 3.   Approve the adoption of the Pioneer Employee Stock Purchase Plan.

     |_| FOR                      |_| AGAINST                      |_| ABSTAIN


PROPOSAL ONE IS NOT CONDITIONED ON THE APPROVAL OF ANY OF THE OTHER PROPOSALS. NEITHER PROPOSAL TWO NOR PROPOSAL THREE WILL BE IMPLEMENTED UNLESS PROPOSAL ONE IS APPROVED. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WHERE NO VOTE IS SPECIFIED FOR A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL. THE INDIVIDUALS NAMED HEREIN ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.

USE THIS CARD ONLY TO VOTE SHARES OF PARKER & PARSLEY PETROLEUM COMPANY COMMON STOCK